AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 2010
REGISTRATION NO. 333-144935

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Interstate Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2101815
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
4501 North Fairfax Drive, Suite 500
Arlington, Virginia 22203
(703) 387-3100
(Address, including zip code and telephone number, of principal executive offices)

Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan
(Full Title of the Plan)
Christopher L. Bennett, Esq.
Executive Vice President and General Counsel
Interstate Hotels & Resorts, Inc.
4501 North Fairfax Drive, Suite 500
Arlington, Virginia 22203
(703) 387-3100
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-144935) of Interstate Hotels & Resorts, Inc., a Delaware corporation (“IHR”) filed with the Securities and Exchange Commission on July 27, 2007.
     On March 17, 2010, pursuant to the terms of an Agreement and Plan of Merger, dated as of December 18, 2009 (the “Merger Agreement”), by and among Hotel Acquisition Company, LLC, a Delaware limited liability company, HAC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), HAC Merger Partnership, L.P., a Delaware limited partnership, IHR and Interstate Operating Company, LP, a Delaware limited partnership, Merger Sub merged with and into IHR, with IHR continuing as the surviving corporation (the “Merger”).
     In connection with the Merger, IHR hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, Commonwealth of Virginia, on March 18, 2010.

INTERSTATE HOTELS & RESORTS, INC.
By:	/s/ Thomas F. Hewitt
	Name:	Thomas F. Hewitt
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas F. Hewitt Thomas F. Hewitt	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 18, 2010

/s/ Bruce Riggins Bruce Riggins	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2010

/s/ Yang Weimin Yang Weimin	Director	March 18, 2010

/s/ Bruce G. Wiles Bruce G. Wiles	Director	March 18, 2010